SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                            (Amendment No.         )

 Filed by Registrant  [x]
 Filed by a Party other than the Registrant [ ]
 Check the appropriate box:
 [ ]  Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
 [x]  Definitive Proxy Statement
 [ ]  Definitive Additional Materials
 [ ]  Soliciting Material Under Rule 14a-12

                          SPORT SUPPLY GROUP, INC.
 ----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
 ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

 Payment of Filing Fee (Check the appropriate box):
 [x]  No fee required.
 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:
 ----------------------------------------------------------------------------
      (2) Aggregate number of securities to which transactions applies:
 ----------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
 ----------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:
 ----------------------------------------------------------------------------
      (5) Total Fee Paid
 ----------------------------------------------------------------------------
 [ ]  Fee paid previously with preliminary materials.
 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
 ----------------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement No.
 ----------------------------------------------------------------------------
      (3) Filing Party:
 ----------------------------------------------------------------------------
      (4) Date Filed:

                           SPORT SUPPLY GROUP, INC.
                             1901 DIPLOMAT DRIVE
                         FARMERS BRANCH, TEXAS 75234

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD AUGUST 28, 2003

      As a stockholder of Sport Supply Group, Inc., you are hereby given notice of and invited to attend in person or by proxy our Annual Meeting of Stockholders to be held at Bent Tree Country Club, 5201 Westgrove, Dallas, Texas 75248, on August 28, 2003 at 1:00 p.m. Central Standard Time, for the following purposes:

      1.   to elect five directors to serve for a term of one year; and

      2. to transact such other business as may properly come before the annual meeting and any adjournments thereof.

      The Board of Directors has fixed the close of business on July 25, 2003 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting.

      You are cordially invited to attend the annual meeting. However, whether or not you expect to attend the annual meeting, we want to have the maximum representation at the annual meeting and respectfully request that you date, execute and mail promptly the enclosed proxy card.

      For your convenience in mailing the enclosed proxy card, we have enclosed a stamped envelope for which no additional postage is required if mailed in the United States. You may revoke your proxy at any time prior to its use as specified in the enclosed proxy statement.

                               By Order of the Board of Directors,


                               TERRENCE M. BABILLA,
                               Chief Operating Officer,
                               Executive Vice President,
                               General Counsel and Secretary

 Dallas, Texas
 July 31, 2003

                           YOUR VOTE IS IMPORTANT.
                    PLEASE EXECUTE AND RETURN PROMPTLY THE
             ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED HEREIN.

                           SPORT SUPPLY GROUP, INC.
                            _____________________

                               PROXY STATEMENT
                            _____________________

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD AUGUST 28, 2003
                            _____________________

      This proxy statement is furnished to the stockholders of Sport Supply Group, Inc. (the "Company") for use at the Company's 2003 Annual Meeting of Stockholders to be held at Bent Tree Country Club, 5201 Westgrove, Dallas, Texas 75248 on August 28, 2003 at 1:00 p.m. Central Standard Time or any adjournments thereof.

      The record of stockholders entitled to vote at the annual meeting was taken at the close of business on July 25, 2003. This proxy statement and the enclosed proxy card are being distributed on or about July 31, 2003.

      The enclosed proxy card is solicited on behalf of the Company's Board of Directors (the "Board") and can be revoked by you at any time prior to the voting of your proxy. Unless a contrary choice is indicated, all duly executed proxy cards that the Company receives will be voted in accordance with the instructions set forth on the backside of the proxy cards.

                VOTING PROCEDURES AND REVOCABILITY OF PROXIES

      The accompanying proxy card is designed to permit each of the Company's stockholders of record at the close of business on July 25, 2003 to vote in the election of directors and on any other matters that may properly come before the annual meeting. At the record date there were 8,917,244 shares of the Company's common stock, par value $.01 per share, issued and outstanding and entitled to vote at the annual meeting. Each share of the Company's common stock is entitled to one vote on each matter that properly comes before the annual meeting.

      The holders of a majority of the Company's outstanding shares of common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. If a quorum is not present, the annual meeting may be adjourned from time to time until a quorum is obtained. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A broker non-vote occurs when a registered broker-dealer holding securities in street name does not vote on a particular proposal because the broker (1) has not received voting instructions from the beneficial owner of the securities, and (2) does not have discretionary voting power with respect to that proposal (despite voting on at least one other proposal for which the broker does have discretionary authority or for which it has received instructions). Brokers holding shares in street name for customers generally are not entitled to vote on "non-routine" matters, unless they receive voting instructions from their customers.

      The accompanying proxy card provides space for you to vote in favor of, or to withhold voting for, the nominees for director. The election of directors will be decided by a plurality of the votes cast, and the five nominees for director that receive the most votes will be elected. With respect to the election of directors, abstentions and broker non-votes are not counted as votes cast, and therefore, will have no effect on this vote. Generally, any other matters that may properly come before the annual meeting will be determined by the holders of a majority of the Company's shares of common stock present and entitled to vote at the annual meeting.

      When a signed proxy card is returned with choices specified with respect to voting matters, the designated proxies will vote the shares represented in accordance with the stockholder's instructions, and at the discretion of the designated proxies on any other matters that may properly come before the annual meeting or any adjournments thereof. The designated proxies for the stockholders are Geoffrey P. Jurick and John P. Walker. If you desire to name another person as your proxy, you may do so by crossing out the names of the designated proxies and inserting the name of the person to act as your proxy. In that case, it will be necessary for you to sign the proxy card and deliver it to the person named as your proxy and for the named proxy to be present and to vote at the annual meeting. Proxy cards so marked should not be mailed to the Company.

      If a signed proxy card is returned to the Company with no specifications with respect to the voting matters, the shares will be voted "FOR" the election of the five nominees for director, and at the discretion of the designated proxies on any other matters that may properly come before the annual meeting or any adjournments thereof.

      You may revoke your proxy at any time prior to the voting of the proxy by taking any act inconsistent with the proxy. Acts inconsistent with the proxy include notifying the Company's Secretary in writing of your revocation, executing a subsequent proxy card or personally appearing at the annual meeting and casting a contrary vote. However, no revocation will be effective unless the Company at or prior to the annual meeting has received notice of your revocation.

               MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING

 Election of Directors

      Five directors are nominated to be re-elected at the annual meeting. If elected, each director will hold office until the 2004 Annual Meeting of Stockholders or until his successor is elected and qualified. The election of directors will be decided by a plurality vote. All nominees for director named in this proxy statement are current members of the Board. Emerson Radio Corp., which owns approximately 53% of the Company's issued and outstanding shares of common stock, has advised the Company that it intends to vote all of its shares in favor of the five nominees listed in this proxy statement.

      Nominations for election to the Board may be made by the Board, a nominating committee appointed by the Board or by any stockholder entitled to vote for the election of directors. Nominations made by stockholders must be made by written notice, certified mail, return-receipt requested and received by the Company's Secretary no later than 60 days after the end of the Company's fiscal year. If, however, the Company gives its stockholders less than 35 days' notice of a stockholders' meeting called for the election of directors, nominations by stockholders must be received by the Company's Secretary not later than the close of business on the seventh day following the day on which the notice was mailed.

      The stockholder's notice must set forth as to each proposed nominee who is not an incumbent director: (1) the name, age, business address and, if known, residence address of each nominee proposed in the notice, (2) the principal occupation or employment of each nominee, (3) the number of shares of the Company's common stock beneficially owned by each nominee and the nominating stockholder and (4) any other information concerning the nominee that must be disclosed in proxy solicitations pursuant to Rule 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      The current nominees for director are Geoffrey P. Jurick, John P. Walker, Thomas P. Treichler, Peter G. Bunger and Carl D. Harnick. All nominees have consented to serve if elected. The Company has no reason to believe that any of the named nominees will be unable to serve. If any nominee becomes unable to serve, (1) the shares represented by the designated proxies may be voted for the election of a substitute nominee as the Board may recommend, (2) the Board may reduce the number of directors to eliminate the vacancy or (3) the Board may fill the vacancy at a later date after an appropriate nominee is selected. For biographical information on each of the nominees for director, see "Other Information You Need To Make An Informed Decision-Directors and Executive Officers."

                      THE BOARD URGES YOU TO VOTE "FOR"
              EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.


           OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

 Directors and Executive Officers

      The names of the Company's directors and executive officers, as well as their respective ages, positions and terms are as follows:

                                                                  Fiscal Year
                                                                 First Became
                                                                 Director or
        Name           Age               Position                  Officer
 -------------------   ---   ---------------------------------     --------
 Geoffrey P. Jurick     62   Chairman of the Board and Chief         1996
                             Executive Officer

 John P. Walker         40   Director and President                  1996

 Peter G. Bunger        62   Director                                1996

 Thomas P. Treichler    59   Director                                1997

 Carl D. Harnick        68   Director                                2004

 Terrence M. Babilla    41   Chief Operating Officer,                1995
                             Executive Vice President, General
                             Counsel and Secretary

 Robert K. Mitchell     51   Chief Financial Officer                 2000


 Eugene J.P. Grant      55   Executive Vice President - Sales        1999
                             and Marketing

 ________________________

      GEOFFREY P. JURICK has served as the Company's Chairman of the Board since December 1996 and as Chief Executive Officer since January 1997. Mr. Jurick has served as a director of Emerson Radio Corp. ("Emerson"), a Delaware corporation listed on the American Stock Exchange under the symbol "MSN," since 1994, and as its Chief Executive Officer, Chairman of the Board, and President since July 1992, December 1993, and April 1997, respectively. Emerson beneficially owns approximately 53.2% of the Company's issued and outstanding common stock. For more information on Emerson, see "Other Information You Need To Make An Informed Decision-Certain Relationships and Related Transactions." Mr. Jurick is a nominee for director.

      JOHN P. WALKER has served as a Company director since December 1996 and as President since July 1998. Mr. Walker served as the Company's Chief Financial Officer from December 1996 to November 1999, as Chief Operating Officer from July 1998 to July 1999 and as Executive Vice President from December 1996 to July 1998. Since April 2001, Mr. Walker has served as Executive Vice President - Global Management of Emerson. Mr. Walker has previously held several other executive positions with Emerson, including Executive Vice President and Chief Financial Officer from April 1996 to March 2001. Mr. Walker is a nominee for director.

      DR. THOMAS P. TREICHLER has served as a Company director since March 1997. Since 1983, Dr. Treichler has served as Chairman of the Board and Chief Executive Officer of Orient Financial Corporation, a San Francisco based financial and investment banking firm. Dr. Treichler is a nominee for director.

      PETER G. BUNGER has served as a Company director since December 1996. Mr. Bunger has served as a director of Emerson since July 1992. Since 2002, Mr. Bunger has served as an independent consultant for Emerson's manufacturing efforts in Europe. Since 1990, Mr. Bunger has been a consultant with Savarina AG, an entity engaged in the business of portfolio management monitoring in Zurich, Switzerland. Mr. Bunger has served as a director of Savarina AG since 1992. Mr. Bunger is a nominee for director.

      CARL D. HARNICK has served as a Company director since April 2003. From May 1980 to September 30, 1997, Mr. Harnick served as an Audit Partner of Ernst & Young LLP and its predecessor, Arthur Young & Company in New York, New York. Since October 1, 1997, Mr. Harnick has been self-employed as a consultant. Mr. Harnick has extensive prior experience with the Securities and Exchange Commission's (the "SEC") reporting requirements and supervising financial audits. Mr. Harnick has advised clients on control, management and financial risks of businesses and accounting, tax and financial aspects of acquisitions and distribution transactions. Mr. Harnick is a nominee for director.

      TERRENCE M. BABILLA has served as the Company's Chief Operating Officer since July 1999, as General Counsel since March 1995, as Secretary since May 1996 and as Executive Vice President since January 1998.

      ROBERT K. MITCHELL has served as the Company's Chief Financial Officer since October 1999. From April 1996 to October 1999, Mr. Mitchell served as Vice President of Finance of Athletic Training Equipment Company, Inc., a Nevada corporation, which filed for bankruptcy in September 1997 and was subsequently acquired by the Company in December 1997.

      EUGENE J.P. GRANT has served as the Company's Executive Vice  President
 - Sales and Marketing since January 2001 and as President of the Company's wholly-owned subsidiary, Athletic Training Equipment Company, Inc., a Delaware corporation, since December 1997. Mr. Grant served as the Company's Vice President - Strategic Planning from January 1999 to January 2001. From January 1996 to December 1997, Mr. Grant was President of Athletic Training Equipment Company, Inc., a Nevada corporation which filed for bankruptcy in September 1997 and which was subsequently acquired by the Company in December 1997.

 Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information, as of March 28, 2003 (except as otherwise noted below), with respect to the beneficial ownership of the Company's common stock by (1) each stockholder known to the Company to own beneficially more than 5% of the Company's outstanding shares of common stock, (2) each director of the Company, (3) each nominee for director, (4) each executive officer named in the Summary Compensation Table set forth below in "Executive Compensation and Other Information-Summary Compensation Table" and (5) the directors and executive officers of the Company as a group.

      Except as otherwise indicated and based upon the Company's review of information filed with the SEC, the Company believes that the beneficial owners of the common stock listed below have sole investment and voting power with respect to such shares, subject to community property laws, where applicable.

                                             Amount and          Percent
                                        Nature of Beneficial       of
      Name of Beneficial Owner (1)           Ownership            Class
   ----------------------------------    -----------------       -------

   Emerson                                  4,746,023  (2)        53.2%

   Dimensional Fund Advisors, Inc.            471,215  (3)         5.3%

   Geoffrey P. Jurick*                      4,746,023  (4)        53.2%

   John P. Walker*                             36,106  (5)         **

   Peter G. Bunger*                            21,875  (6)         **

   Thomas P. Treichler*                        21,875  (7)         **

   Carl D. Harnick*                             5,000  (8)         **

   Terrence M. Babilla                          6,856  (9)         **

   Robert K. Mitchell                               0              **

   Eugene J.P. Grant                                0              **

   Executive Officers and Directors         4,837,735  (10)       54.0%
   as a group (8 persons)

   ----------------------------------
      (*) Director (all current directors are nominees for director). (**) Denotes less than one percent.

      (1) The address of Emerson is 9 Entin Road, Parsippany, New Jersey 07054. The address of Dimensional Fund Advisors, Inc. ("Dimensional") is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. The address of all other beneficial owners is c/o Sport Supply Group, Inc., 1901 Diplomat Drive, Farmers Branch, Texas 75234.

      (2) Includes 1,098,900 shares of common stock held by Emerson Radio (Hong Kong) Limited, a wholly-owned subsidiary of Emerson ("Emerson HK"). Emerson's beneficial ownership of the Company's common stock is based on information set forth in its Form 4 filed with the SEC on March 8, 2002.

      (3) Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment advisor and manager, Dimensional possessed both voting and investment power over the 471,215 shares as of December 31, 2002. The Funds own all of the 471,215 shares and Dimensional disclaims beneficial ownership of such shares. Dimensional's beneficial ownership of the Company's common stock is based on information set forth in Amendment 3 of its Schedule 13G filed with the SEC on February 14, 2003.

      (4) Mr. Jurick, directly and indirectly, beneficially owns approximately 36.0% of the issued and outstanding shares of Emerson's common stock and is the Chairman of the Board, Chief Executive Officer and President of Emerson, and therefore, may be deemed to control Emerson. As a result of such control, Mr. Jurick may be deemed to beneficially own the 4,746,023 shares of the Company's common stock owned by Emerson. Consequently, the reported shares include 4,746,023 shares beneficially owned as a result of his potential control of Emerson. Mr. Jurick disclaims beneficial ownership of the 4,746,023 shares owned by Emerson. See Note (1) above and "Other Information You Need To Make An Informed Decision-Certain Relationships and Related Transactions" for more information about Emerson's investment in the Company.

      (5)  Consists of 36,106 shares held directly by Mr. Walker.

      (6) Consists of 21,875 shares issuable upon exercise of stock options that are exercisable currently or within 60 days of the date hereof.

      (7) Consists of 21,875 shares issuable upon exercise of stock options that are exercisable currently or within 60 days of the date hereof.

      (8) Consists of 5,000 shares issuable upon exercise of stock options that are exercisable currently or within 60 days of the date hereof.

      (9)  Consists of 6,856 shares held directly by Mr. Babilla.

      (10) Includes 48,750 shares issuable upon the exercise of stock options that are exercisable currently or within 60 days of the date hereof.


 Board of Directors and Board Committees

      The Company's business is managed under the direction of the Board. The Board meets during the fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board held six formal meetings during the 2003 fiscal year and acted by unanimous written consent on three occasions. During the 2003 fiscal year, each member of the Board, except Johnson C.S. Ko and Thomas P. Treichler, participated in at least 75% of the Board meetings held during the period. Mr. Ko missed three, and Mr. Treichler missed two, of the six Board meeting held during the 2003 fiscal year. Mr. Ko resigned from the Board effective March 31, 2003.

      In the 2003 fiscal year, the Board had an Audit Committee, a Compensation and Stock Option Committee and an Executive Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of these committees and their current members are described below.

      Audit Committee. The Company's Audit Committee is presently comprised of Carl D. Harnick and Thomas P. Treichler, none of whom are executive officers of the Company. During the 2003 fiscal year, Mr. Bunger and Dr. Treichler served on the Audit Committee, with Dr. Treichler serving as the Chairman of the Audit Committee. The Audit Committee is empowered to (1) recommend the appointment of the Company's independent auditors, (2) evaluate the independence of the Company's independent auditors, (3) review any audit reports and management's responses thereto, (4) oversee the integrity of the financial reporting process, system of internal accounting controls and financial statements of the Company and (5) make such reports and recommendations to the Board as it deems appropriate. All members of the Audit Committee satisfy the requirements of independence set forth in the Audit Committee Policy of the New York Stock Exchange. The Audit Committee held five meetings during the 2003 fiscal year, with all members attending at least 75% of the Audit Committee meetings. For additional information concerning the Audit Committee, see "Executive Compensation And Other Information-Report of Audit Committee."

      Compensation and Stock Option Committee. The Company's Compensation and Stock Option Committee is presently comprised of Thomas P. Treichler and Peter G. Bunger, each non-employee directors as defined in the Sport Supply Group, Inc. Amended and Restated Stock Option Plan (the "Plan"). During the 2003 fiscal year, Dr. Treichler and Mr. Ko served on the Compensation and Stock Option Committee. Mr. Ko resigned as a director of the Company effective March 31, 2003. The Compensation and Stock Option Committee administers the Plan and has full and final authority to select the key employees, directors and consultants to whom awards are granted, the exercise price of awards, the vesting period of awards and all other terms of awards. In general, the Compensation and Stock Option Committee is authorized to construe, interpret and administer the Plan and the provisions of awards granted thereunder, prescribe and amend rules for the operation of the Plan, and make all other determinations necessary or advisable for its implementation and administration. The Compensation and Stock Option Committee also is responsible for recommending to the Board compensation arrangements of the Company's Chairman of the Board and Chief Executive Officer, which recommendation is subject to the approval of a majority of the disinterested directors of the Board. The Compensation and Stock Option Committee acted by unanimous consent on one occasion during the 2003 fiscal year. For more information concerning the Compensation and Stock Option Committee, see "Executive Compensation And Other Information-Report of the Compensation and Stock Option Committee on Executive Compensation."

      Executive Committee. Our Executive Committee is presently comprised of Messrs. Treichler, Bunger, and Jurick (Chairman). Mr. Walker and Mr. Harnick are alternate members of the Executive Committee. Subject to the provisions of our By-Laws and applicable law, the Executive Committee has all of the power and authority of the Board of Directors with certain exceptions. The Executive Committee did not meet or act by written consent during the fiscal year 2003.

      The Board did not have a standing Nominating Committee, or any other committee performing similar functions during the 2003 fiscal year. The
 Board performed  the  functions  customarily attributable  to  a  Nominating
 Committee.

 Compensation of Directors

      During the 2003 fiscal year, each non-management director was entitled to receive up to $8,000 in annual director's fees. In addition, the Chairman of the Audit Committee and the Chairman of the Compensation and Stock Option Plan Committee each received an additional $2,500 in director fees. For the 2003 fiscal year, Thomas P. Treichler, Peter G. Bunger and Johnson C.S. Ko received $13,000, $8,000 and $8,000, respectively, in director's fees. Mr. Ko resigned from the Board effective March 31, 2003. The Company's officers do not receive compensation for serving on the Board. Non-employee directors are automatically granted nonqualified stock options to purchase 3,125 shares of the Company's common stock on an annual basis, with the exception of Mr. Harnick who received 5,000 stock options in consideration of joining the Board in March of 2003 and agreeing to serve as Chairman of the Company's Audit Committee.

 Certain Relationships and Related Transactions

      Stock Ownership by Emerson Radio Corp. Emerson, one of the nation's largest volume consumer electronics distributors, directly and through subsidiaries, designs, sources, imports, markets, sells and licenses to certain licensees a variety of video and audio consumer electronics and microwave oven products, both domestically and internationally. Emerson also licenses a variety of specially themed logos and marks from third parties for use on various consumer products that bear the name of the third parties. Emerson has been listed on the American Stock Exchange under the symbol "MSN" since 1994. Emerson and Emerson HK own 4,746,023 shares, or approximately 53.2%, of the Company's issued and outstanding common stock. Emerson and Emerson HK have certain demand and incidental registration rights with respect to the resale of their shares of the Company's common stock. The following executive officers and directors of the Company are associated with Emerson: (1) Geoffrey P. Jurick, who beneficially owns approximately 36% of Emerson's common stock, is Chairman of the Board, Chief Executive Officer and a director of Emerson, (2) John P. Walker is Emerson's Executive Vice President - Global Management, (3) Peter G. Bunger is a member of Emerson's Board of Directors and serves on Emerson's Compensation and Personnel Committee and (4) Terrence M. Babilla provides certain legal services to Emerson. Additionally, Mr. Jurick has employment agreements with Emerson and two of its subsidiaries and splits his time between Emerson and the Company.

      Management Services Agreement with Emerson Radio Corp. During 1997, the Company entered into a management services agreement with Emerson in an effort to utilize the Company's excess capacity and to enable Emerson to reduce certain costs. Under the management services agreement the Company performs certain services for Emerson in exchange for a fee. These services include human resources, computer/management information systems, payables management, warehouse services (including subleasing warehouse storage space), and provision of office space. Either party may terminate the management services agreement upon 60 day's notice. During the 2003 fiscal year, the Company invoiced Emerson approximately $644,000 for services provided to Emerson, approximately $495,000 of which has been paid. During the 2003 fiscal year, the Company was invoiced by Emerson approximately $385,000 for services provided by Emerson, approximately $335,000 of which has been paid. For more information about reimbursement of salaries/bonuses of certain executive officers, see "Executive Compensation and Other Information-Summary Compensation Table."

      Loan to John P. Walker. During 1997, the Company loaned John P. Walker $100,000, interest free, to purchase a residence in Texas. During 2000, the loan was restructured whereby (1) $65,000 of the loan was forgiven, (2) the $65,000 of the loan amount that was forgiven was grossed-up for taxes by 40% or $46,016 and (3) Mr. Walker was required to pay the remaining $35,000 of the loan in quarterly installments of $5,000 each. As of March 28, 2003, the loan was paid in full.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

 Summary Compensation Table

      The following table sets forth the compensation paid to the Company's Chief Executive Officer and the four next most highly compensated executive officers of the Company (based on salary and bonus earned during the 2003 fiscal year) (the "Named Executive Officers") for the indicated time periods.

      In 2001, the Company changed its fiscal year end from September 30 to March 31. The Company operates on a 52/53 week per year ending on the
 Friday closest to March 31. Amounts reported in the following table for fiscal years 2003 and 2002 represent compensation for the twelve months ended March 28, 2003 and March 29, 2002, respectively. Amounts reported for fiscal years 2001 and 2000 represent compensation for the six months ended March 30, 2001 and twelve months ended September 29, 2000, respectively.


                                                Other Annual    All Other
        Name and              Fiscal   Salary   Compensation   Compensation
   Principal Position          Year      ($)         ($)           ($)
 --------------------------   ------  --------  ------------   ------------
 Geoffrey P. Jurick,           2003   $250,000       ---           ---
 Chairman of the Board         2002   $250,000       ---           ---
 And Chief Executive           2001   $125,000       ---           ---
 Officer                       2000   $250,000       ---           ---

 John P. Walker,               2003   $330,000     $22,223         ---
 President (1)                 2002   $330,000     $26,145         ---
                               2001   $165,000     $ 9,928         ---
                               2000   $330,000     $66,860       $67,625

 Terrence M. Babilla,          2003   $240,000     $28,539         ---
 Chief Operating               2002   $240,000     $37,276         ---
 Officer, Executive            2001   $120,000     $14,635       $    75
 Vice President,               2000   $240,000     $28,677       $ 2,625
 General Counsel and
 Secretary (2)

 Robert K. Mitchell,           2003   $120,000      $9,941         ---
 Chief Financial               2002   $120,000      $9,156         ---
 Officer (3)                   2001   $ 60,000      $3,721       $   563
                               2000   $120,000      $1,861       $   369

 Eugene J.P. Grant,            2003   $205,000      $6,000         ---
 Executive Vice                2002   $205,000      $6,000         ---
 President - Sales and         2001   $ 88,750      $3,000         ---
 Marketing (4)                 2000   $150,000      $6,000       $ 2,250


 (1)  Emerson reimbursed the Company $100,000, $100,000, $50,000 and $100,000
      of the amount included in "Salary" for fiscal years 2003, 2002, 2001 and 2000, respectively, in reimbursement of salary paid by the Company to Mr. Walker for the benefit of Emerson.

      The amount in "Other Annual Compensation" consists of: (1) for fiscal year 2003, country club dues and expenses of $9,532, automobile related expenses of $4,305, foregone interest of $285 on an interest-free loan to purchase a Texas residence and tax gross-up payments of $8,101, (2) for fiscal year 2002, country club dues and expenses of $4,508, automobile related expenses of $11,446, foregone interest of $850 on an interest-free loan to purchase a Texas residence and tax gross-up payments of $9,341, (3) for fiscal year 2001, country club dues and expenses of $2,228, automobile related expenses of $3,000, foregone interest of $600 on an interest-free loan to purchase a Texas residence and tax gross-up payments of $4,100 and (4) for fiscal year 2000, country club dues and expenses of $4,380, automobile related expenses of $3,190, foregone interest of $7,915 on an interest-free loan to purchase a Texas residence and tax gross-up payments of $51,375. See "Executive Compensation and Other Information-Employment Agreements" for more information regarding Mr. Walker's compensation.

      The amount in "All Other Compensation" for fiscal year 2000 consists of $2,625 in matching 401(k) contributions and $65,000 in forgiveness of indebtedness relating to the interest-free loan to purchase a Texas residence. See "Other Information You Need To Make An Informed Decision-Certain Relationships and Related Transactions" for more information on Mr. Walker's interest-free loan.

 (2) The amount in "Other Annual Compensation" consists of: (1) for fiscal year 2003, country club dues and expenses of $6,000, automobile related expenses of $12,000 and tax gross-up payments of $10,539, (2) for fiscal year 2002, country club dues and expenses of $12,495, automobile related expenses of $11,016 and tax gross-up payments of $13,765, (3) for fiscal year 2001, country club dues and expenses of $3,000, automobile related expenses of $5,569 and tax gross-up payments of $6,066 and (4) for fiscal year 2000, country club dues and expenses of $6,000, automobile related expenses of $10,790 and tax gross-up payments of $11,887.

      The amount in "All Other Compensation" for fiscal years 2000 and 2001 consist of matching 401(k) contributions. See "Executive Compensation and Other Information-Employment Agreements" for more information regarding Mr. Babilla's compensation.

 (3) The amount in "Other Annual Compensation" for fiscal years 2003, 2002, 2001 and 2000 consists of automobile related expenses and related tax gross-up payments and the amount in "All Other Compensation" for fiscal years 2001 and 2000 consists of matching 401(k) contributions.

 (4) The amount in "Other Annual Compensation" for fiscal years 2003, 2002, 2001 and 2000 consists of automobile related expenses. See "Executive Compensation and Other Information-Employment Agreements" for more information regarding Mr. Grant's compensation.

 Stock Option Grants During the 2003 Fiscal Year

      The Company did not grant any stock options or stock appreciation rights ("SARs") to the Named Executive Officers in the 2003 fiscal year.

 Stock Option Exercises During 2003 Fiscal Year and Fiscal Year End Stock Option Values

      None of the Named Executive Officers exercised any stock options during the 2003 fiscal year, nor did any of them have any outstanding unexercised stock options as of March 28, 2003. Messrs. Jurick, Walker and Grant voluntarily forfeited their stock options, without consideration, following the 2002 fiscal year end. Furthermore, the Company did not have any SARs outstanding as of March 28, 2003.

 Employment Agreements

      John P. Walker. Effective January 14, 1998, the Company entered into a three year employment agreement with John P. Walker, the Company's President. Mr. Walker's employment agreement was amended on February 25, 2000 to extend the term of the agreement to December 31, 2002. The employment agreement has not been renewed and is now expired. Pursuant to the employment agreement, Mr. Walker received base annual compensation (subject to annual increases by the Board) of $330,000. The employment agreement also provided for (1) an annual bonus equal to an amount up to 30% of Mr. Walker's base salary upon attainment of the Company's business plan and other agreed upon benchmarks, (2) an additional annual performance bonus to be approved at the discretion of the Board, or a committee thereof, (3) country club dues, (4) a car allowance, (5) relocation expenses, (6) participation in the Company's health insurance plans and (7) certain tax gross-up payments. The Company also agreed to make available to Mr. Walker an interest-free loan for six months to purchase shares of the Company's common stock underlying his stock options, which loan would be secured by the shares of common stock purchased. No funds were loaned to Mr. Walker under this financing obligation. Under the employment agreement, Mr. Walker could devote up to 33% of his working time fulfilling his obligations as an officer of Emerson. For more information about Mr. Walker's compensation, see "Executive Compensation and Other Information-Summary Compensation Table."

      Terrence M. Babilla. Effective January 14, 1998, the Company entered into a three year employment agreement with Terrence M. Babilla, the Company's Chief Operating Officer, Executive Vice President, General Counsel and Secretary. Mr. Babilla's employment agreement was amended on February 25, 2000 to extended the term of the agreement to December 31, 2002. The employment agreement has not been renewed and is now expired. Pursuant to the employment agreement, Mr. Babilla received base annual compensation (subject to annual increases by the Board) of $220,000. The employment agreement also provided for (1) an annual bonus of up to 30% of Mr. Babilla's base salary upon attainment of the Company's business plan and other agreed upon benchmarks, (2) an additional annual performance bonus to be approved at the discretion of the Board, or a committee thereof, (3) country club dues, (4) a car allowance, (5) participation in the Company's health insurance plans and (6) certain tax gross-up payments. Under the employment agreement, Mr. Babilla could devote up to 10% of his working time fulfilling his obligations as an employee of Emerson, with any salary due from Emerson being paid directly to Mr. Babilla. For more information about Mr. Babilla's compensation, see "Executive Compensation and Other Information-Summary Compensation Table."

      Eugene J.P. Grant. Effective January 1, 2001, the Company entered into a three year employment agreement with Eugene J.P. Grant, the Company's Executive Vice President - Sales and Marketing. Pursuant to the employment agreement, Mr. Grant receives base annual compensation of $205,000. The employment agreement also provides for (1) an annual bonus up to 30% of Mr. Grant's base salary upon attainment of the Company's business plan and other agreed upon benchmarks, (2) an additional annual performance bonus to be approved at the discretion of the Board, or a committee thereof and (3) a car allowance. The employment agreement also provides for certain severance payments if Mr. Grant is terminated without cause prior to December 31, 2003. The Company may terminate its obligations under the employment agreement if Mr. Grant is discharged for cause. Mr. Grant may be discharged without cause, provided that the Company continues to pay the remaining compensation payments due under the agreement. Mr. Grant may terminate his employment prior to expiration of the agreement and, if the Company has not breached any provision of the agreement, the Company is obligated to pay only the compensation Mr. Grant has earned prior to the date of his termination.

 Severance and Change in Control Agreements

      John P. Walker and Terrence M. Babilla. In March 1999, the Company entered into severance agreements with John P. Walker, the Company's President, and Terrence M. Babilla, the Company's Chief Operating Officer, Executive Vice President, General Counsel and Secretary. The severance agreements provide that for a period of 180 days following a change in control of the Company, Messrs. Walker and Babilla each have the right to elect to receive cash compensation of 299% of the sum of: (1) their highest annual salary at any time during the 36 months prior to the change in control, and (2) the highest bonus or incentive compensation paid to them for any of the last three fiscal years preceding a change in control. The cash compensation is designed to compensate Messrs. Walker and Babilla for any loss of compensation, including salary and bonuses. Generally, under the agreements, a "Change in Control" will be deemed to have occurred when
 (1) the Company is merged, consolidated or reorganized into or with another entity and as a result of such, less than 60% of the combined voting power to elect each class of directors of the remaining entity is received by the Company's stockholders, (2) the Company sells all or substantially all of its assets to another entity and as a result of such, less than 60% of the combined voting power to elect each class of directors of the purchaser is received by the Company's stockholders, (3) any person (excluding Emerson and its affiliates) becomes the beneficial owner of 20% or more of the outstanding voting securities of the Company, (4) at any time the directors serving on the Board cease for any reason to constitute a majority of the Board, (5) the occurrence of an event required to be reported under Item 6(e) of Schedule 14A of Regulation 14A or (6) any other event that causes a change in control, as determined by the Board in its sole discretion; provided, however, a change in control will not be deemed to have occurred as the result of any transaction proposed by, and includes a significant equity participation of, the Company's executive officers (at least 20% of the Company's voting securities). As of March 28, 2003, the maximum aggregate contingent liability under the severance agreements was approximately $170,000.

 Anti-Takeover Effect of Certain Provisions

      The potential payment obligations of the employment agreements and severance agreements we have with certain of our executive officers may be deemed to have an anti-takeover effect. The anti-takeover effect may delay, defer or prevent a tender offer or takeover attempt that the Company's stockholders may consider to be in their best interest, including offers that result in a premium over the market price of the Company's common stock.

 Compensation Committee Interlocks and Insider Participation

      The Compensation and Stock Option Committee of the Board is responsible for recommending to the Board compensation arrangements for the Company's Chairman of the Board and Chief Executive Officer, which recommendation is subject to the approval of a majority of the disinterested directors. The Chairman of the Board is responsible for establishing compensation arrangements for all other executive officers of the Company, subject to the review and approval of the Board. During the 2003 fiscal year, Thomas P. Treichler and Johnson C.S. Ko served on the Compensation and Stock Option Committee. Mr. Ko resigned as a director of the Company effective March 31, 2003. Thomas P. Treichler and Peter G. Bunger have been appointed to serve on the Compensation and Stock Option Committee during the 2004 fiscal year.

      Geoffrey P. Jurick serves as the Company's Chairman of the Board and Chief Executive Officer and also as Emerson's Chairman of the Board and Chief Executive Officer. John P. Walker serves as the Company's President and also as Emerson's Executive Vice President - Global Management. Mr. Walker is also a member of the Board. Mr. Bunger, who is a member of the Company's Board and the Company's Compensation and Stock Option Committee, is also a member of Emerson's Board and its Compensation Committee. Messrs. Jurick, Bunger and Walker, each executive officers of the Company and members of the Company's Board, participated in deliberations concerning executive compensation for the 2003 fiscal year.

 Report  of  the  Compensation  and  Stock  Option  Committee  on   Executive
 Compensation

      The Company's Compensation and Stock Option Committee and the Chairman of the Board share the responsibility of establishing and administering the Company's executive compensation programs. The Compensation and Stock Option Committee is responsible for (1) determining the compensation of the Company's Chairman of the Board and Chief Executive Officer, subject to the approval of a majority of the disinterested directors, and (2) administering the Sport Supply Group, Inc. Amended and Restated Stock Option Plan (the "Plan"), including selecting the award recipients and determining the size and terms of awards granted under the Plan. The Chairman of the Board, subject to the approval of the Board of Directors (the "Board"), is responsible for determining the compensation of all other executive officers of the Company.

      The Company's executive compensation policies are designed to enhance the profitability of the Company by aligning the financial interests of the Company's executives with those of its stockholders, by encouraging the long-term success of the Company. The specific objectives of the Company's executive compensation program are to:

      * support  the  achievement   of  the  Company's  strategic   operating
        objectives;

      * provide compensation at competitive levels that will attract and retain superior talent and reward executive officers based upon performance; and

      * align executive officers' interests with the success of the Company by placing the majority of pay increases at risk (i.e., increases that are dependent upon Company performance).

      The key components of the Company's executive compensation program  are
 base  salaries,  annual  cash  performance  bonuses  and  long-term   equity
 incentives.

      Base Salaries. Base salaries represent compensation for the performance of defined functions and assumption of defined responsibilities. Base salary adjustments, if any, are based upon the Company's growth in earnings and revenues, reduction in expenses, results of operations as compared to the Company's business plan, and each executive's performance level and responsibilities. Base salaries are also based upon executives' positions, experiences, skills, potential for advancement, responsibility and current salary in relation to other executives in companies of comparable size and similar industries.

      The Compensation and Stock Option Committee (with respect to the Chairman and Chief Executive Officer) and the Chairman of the Board (with respect to all other executive officers) exercise judgment in setting base salaries using the above criteria without applying a specific formula or assigning a specific weight to each criteria. The Company has entered into employment agreements with certain of its executive officers. For more information about these employment agreements, see "Executive Compensation and Other Information-Employment Agreements."

      Performance Bonuses. At the beginning of each fiscal year, management submits a business plan to the Company's Board and the Compensation and Stock Option Committee. The business plan establishes the Company's annual performance goals. Such goals may include target increases in sales, net income and earnings per share, reduction in expenses, as well as more subjective goals with respect to marketing, product introduction and expansion of customer base. Cash performance bonuses are paid to executive officers based upon successful achievement of some or all of the foregoing performance goals.

      Long-Term Equity Incentives. The award of stock options and restricted stock of the Company under the Plan forms the basis of the Company's long-term incentive plan for executive officers. The Compensation and Stock Option Committee establishes the number, exercise price, vesting period and all other terms of awards granted under the Plan. While the Company encourages its executive officers to develop and maintain a significant, long-term stock ownership position in the Company, the Company did not grant any stock options or restricted stock awards to the Named Executive Officers during the 2003 fiscal year.

      Section 162(m) of the Internal Revenue Code, as amended (the "Code"), provides that compensation for certain executive officers in excess of $1 million during a single tax year is not deductible unless it is performance based and meets other conditions. Base salary does not qualify as performance-based compensation under Section 162(m) of the Code. As one of the factors in its consideration of compensation matters, the Compensation and Stock Option Committee and the Chairman of the Board consider the anticipated tax treatment to the Company and to the executives of various payments and benefits. The deductibility of certain compensation payments depends upon the timing of an executive's vesting or exercise of previously granted stock options. Interpretations and changes in the tax laws and other factors beyond the Company's control also affect the deductibility of compensation. For these and other reasons, executive compensation may not be limited to that which is deductible under Section 162(m). As applicable, the Compensation and Stock Option Committee and the Chairman of the Board will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

      2003 Compensation of the Chief Executive Officer. The Company paid Geoffrey P. Jurick, its Chief Executive Officer, $250,000 in base salary during the 2003 fiscal year. The Compensation and Stock Option Committee subjectively set Mr. Jurick's base salary in accordance with the foregoing criteria, but without giving weight to any specific criteria.

      Submitted by the Compensation Committee of the Board:

      Thomas P. Treichler, Chairman

      Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 (the "Securities Act") or the Exchange Act that might incorporate future filings by reference, including this proxy statement, in whole or in part, the above Report of the Compensation and Stock Option Committee on Executive Compensation shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material as filed under the Securities Act or the Exchange Act.

 Report of Audit Committee

      On April 20, 2000, the Company's Board of Directors (the "Board") adopted an Audit Committee Charter setting out the audit related functions the Audit Committee is to perform. The Audit Committee Charter is attached as Appendix I to this proxy statement. The Audit Committee is to assist the Board in monitoring (1) the integrity of the financial statements and financial reporting practices of the Company, (2) the independence and performance of the Company's independent auditors, (3) the establishment and maintenance of the Company's financial and accounting internal controls, and
 (4) the Company's compliance with legal and regulatory requirements.

      Management is responsible for the adequacy of the Company's financial statements, internal controls, and financial reporting processes. The independent auditors perform an independent audit of the Company's consolidated financial statements, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in accordance with generally accepted accounting principles and issue a report thereon.

      The Audit Committee is responsible for monitoring and overseeing these processes. The Audit Committee functions are not intended to duplicate or certify the activities of management or the Company's independent auditors, nor can the Audit Committee guarantee that the Company's independent auditors are "independent" under applicable rules and regulations of the Securities and Exchange Commission (the "SEC"), the New York Stock Exchange or the rules of any other exchange or bulletin board the Company's securities are traded on. The Audit Committee meets with management periodically to consider the scope and adequacy of the Company's internal controls and the objectivity of its financial reporting, and discusses these matters with the Company's independent auditors and appropriate financial personnel of the Company.

      In addition, the Audit Committee reviews the Company's financial statements and reports recommendations to the full Board, as it deems appropriate. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. In rendering this report, the Audit Committee has relied, without independent verification, on management's representations that the financial statements have been prepared in conformity with generally accepted accounting principles, and on the representations of the Company's independent auditors included in their report on the Company's financial statements. However, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been performed in accordance with generally accepted auditing standards, or that the Company's independent auditors are in fact independent.

      In performing its oversight role, the Audit Committee reviewed the audited consolidated financial statements for the 2003 fiscal year and met and held discussions with management and Ernst & Young LLP, the Company's independent auditors, to discuss those financial statements and the audit related thereto. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

      The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified, supplemented or amended, which includes among other items, matters related to the conduct of the audit of the Company's financial statements. The independent auditors also provided the Audit Committee with written disclosures and the letter required by Independence Standards Board Standard No. 1, as may be modified, supplemented or amended, which relates to the auditors' independence from the Company and its related entities, and the Audit Committee discussed with the independent auditors their independence.

      Based on the Audit Committee's discussions with management and the independent auditors, as described above, and upon its review of the representations of management and the report of the independent auditors, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 28, 2003, as filed with the SEC.

      The Audit Committee has selected Ernst & Young LLP to be employed as the Company's independent auditors to conduct the annual audit and to report on, as may be required, the consolidated financial statements that may be filed by the Company with the SEC during the ensuing fiscal year.

      Submitted by the Audit Committee of the Board:

      Carl D. Harnick, Chairman
      Thomas P. Treichler

      Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act or the Exchange Act that might incorporate future filings by reference, including this proxy statement, in whole or in part, the above Report of the Audit Committee shall not be incorporated by reference into any such filings, and shall not be deemed soliciting material as filed under the Securities Act or the Exchange Act.

 Corporate Performance Graph

      The following graph compares the cumulative total stockholder return on the Company's common stock over the five year period ended March 28, 2003 with the cumulative total return of the S&P 500 Composite Index and a peer group index. The peer group index consists of K2, Inc. (f/k/a Anthony Industries, Inc.), Escalade, Inc. and Johnson Worldwide Associates, Inc. The performance graph assumes an investment of $100 on March 28, 1998 in each of the Company's common stock, the S&P Composite Index and the peer group index, and assumes reinvestment of dividends, if any. Media General Financial Services provided the information in the performance graph set forth below.

                      [ PERFORMANCE GRAPH APPEARS HERE ]


                          1998     1999     2000     2001     2002     2003
                         ------   ------   ------   ------   ------   ------
  SPORT SUPPLY GROUP     100.00    87.25    64.43    15.44    11.49    20.94
  PEER GROUP INDEX       100.00    43.20    42.37    48.40    73.81    59.76
  S&P 500 INDEX          100.00   118.46   139.72   109.43   109.69    82.53


                     ASSUMES $100 INVESTED ON MAR. 31, 1998
                         ASSUMES DIVIDEND REINVESTED
                       FISCAL YEAR ENDING MAR. 29, 2003


      The stock price performance depicted in the above performance graph is not necessarily indicative of future price performance. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this proxy statement, in whole or in part, this section entitled "Corporate Performance Graph" shall not be incorporated by reference into any future filings, and shall not be deemed soliciting material or filed under the Securities Act or the Exchange Act.

                                OTHER MATTERS

 Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) reports they file with the SEC.

      Based upon a review of the Section 16 reports furnished to the Company, the Company believes all Section 16(a) reports were timely and correctly made by the Company's officers, directors and greater than 10% stockholders during the 2003 fiscal year.

 Stockholder Proposals

      In order for a stockholder proposal to be included in the Company's proxy statement for the 2004 Annual Meeting of Stockholders, the stockholder proposal must (1) be submitted to the Company's Secretary in writing at 1901 Diplomat Drive, Farmers Branch, Texas 75234 by April 2, 2004, and (2) concern a matter that may properly be considered and acted upon at the annual meeting in accordance with law and the rules of the SEC, including Rule 14a-8 of the Exchange Act.

      If the Company does not receive written notice of a stockholder's intention to raise a matter at the 2004 Annual Meeting of Stockholders by June 16, 2004, and such matter requires a stockholder vote, then the designated proxy holders will have discretionary authority to vote on any such matters raised at the 2004 Annual Meeting of Stockholders. All such notices should be mailed to the Company's Secretary at 1901 Diplomat Drive, Farmers Branch, Texas 75234.

 Persons Making the Solicitation

      The enclosed proxy is solicited on behalf of the Board. The Company will pay the cost of soliciting proxies in the accompanying form. The Company's officers may solicit proxies by mail, telephone or fax. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of the Company's common stock.

 Independent Public Accountants

      The Audit Committee has selected Ernst & Young LLP, independent certified public accountants, as the Company's independent auditors for the 2004 fiscal year. A representative of Ernst & Young LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. Set forth below is a summary of Ernst & Young LLP's fees for the 2002 and 2003 fiscal years. The Audit Committee approved all services provided by Ernst & Young LLP during the 2003 fiscal year.

      Audit Fees. The aggregate fees billed by Ernst & Young LLP for the audit of the Company's annual financial statements and review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for fiscal years 2002 and 2003 were $204,000 and $235,000, respectively.

      Audit-Related Fees. The aggregate fees billed by Ernst & Young LLP for assurance and other services related to the performance of the audit or review of the Company's financial statements, and not reported above under "Audit Fees," for fiscal years 2002 and 2003 were $16,500 and $16,500, respectively. These fees primarily relate to audit of the Company's benefit plan.

      Tax Fees. The aggregate fees billed by Ernst & Young LLP for income tax consultation, including tax compliance, tax advice and tax planning for fiscal years 2002 and 2003 were $43,500 and $49,000, respectively. These fees primarily relate to preparation and review of corporate tax returns and other general tax consultations.

      All Other Fees.   Ernst & Young LLP  did not bill  the Company for  any
 other services during fiscal years 2002 and 2003.

 Other Matters to be Brought before the Annual Meeting

      The Board is not aware of any other matters to be presented for action at the annual meeting other than the matters set forth herein. If any other matters are properly brought before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment in the interests of the Company.

 Financial Statements

      The Company's 2003 Annual Report on Form 10-K (excluding exhibits) is being mailed together with this proxy statement. The 2003 Annual Report is not considered a part of the proxy materials.

                               By Order of the Board of Directors,

                               /s/ Terrence M. Babilla

                               TERRENCE M. BABILLA,
                               Chief Operating Officer,
                               Executive Vice President,
                               General Counsel and Secretary

                                  Appendix I



                           SPORT SUPPLY GROUP, INC.

                           AUDIT COMMITTEE CHARTER


 Purpose

 The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company's systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements.

 In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

 The Committee shall review the adequacy of this Charter on an annual basis.


 Membership

 The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

 Accordingly, all of the members will be directors:


 1. Who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

 2. Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

 Key Responsibilities

 The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the outside auditors, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

 While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

 The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

 * The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ('SAS') No. 61.

 * As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with Securities and Exchange Commission and the matters required to be discussed by SAS No. 61; this review will occur prior to the Company's filing of the Form 10-Q.

 * The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

 * The Committee shall:

 * request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

 * discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

 * recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

 * The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                             FRONT OF PROXY CARD
                             -------------------

                           SPORT SUPPLY GROUP, INC.
               Board of Directors Proxy for the Annual Meeting
           of Stockholders at 1:00 p.m., Thursday, August 28, 2003

                            Bent Tree Country Club
                             5201 Westgrove Drive
                             Dallas, Texas  75248

      The undersigned stockholder of Sport Supply Group, Inc. (the "Company") hereby appoints Geoffrey P. Jurick and John P. Walker, or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof.

                         (Continued on reverse side)

 ----------------------------------------------------------------------------

                              BACK OF PROXY CARD
                              ------------------

 (1)  To elect five directors for a one-year term

      FOR all nominees listed below              WITHHOLD AUTHORITY
      (except as provided to the                 to vote for all
      contrary below)               [ ]          nominees below     [ ]

          Geoffrey P. Jurick, John P. Walker, Peter G. Bunger,
                Carl D. Harnick, and Thomas P. Treichler

      (INSTRUCTION:  To withhold authority to vote for any individual nominee(s), write that nominee's name on the space provided below):


 ----------------------------------------------------------------------------
 (2) To transact such other business as may properly come before the meeting and any adjournment(s) thereof.


      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREON. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1), THIS PROXY WILL BE VOTED "FOR" SUCH ITEM. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (2). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT
 IS EXERCISED.

 Receipt herewith of the Company's 2003 Annual Report and Notice of Meeting and Proxy Statement, dated July 31, 2003, is hereby acknowledged.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED
 ENVELOPE.

 PLEASE SIGN, DATE AND MAIL TODAY.


                                  Dated: ____________________________________

                                         ____________________________________

                                         ____________________________________
                                             (Signature of Stockholder(s))

                                         (Joint owners must EACH sign.
                                         Please sign EXACTLY as your name(s)
                                         appear(s) on this card.  When
                                         signing as attorney, trustee,
                                         executor, administrator, guardian
                                         or corporate officer, please give
                                         your FULL title.)